EXHIBIT 2

ALL SHAREHOLDERS OF JAKKS PACIFIC, INC. ARE ADVISED TO READ THE DEFINITIVE CONSENT STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF WRITTEN CONSENTS BY CLINTON GROUP, INC., CLINTON SPOTLIGHT MASTER FUND, L.P., CLINTON MAGNOLIA MASTER FUND, LTD., CLINTON RETAIL OPPORTUNITY PARTNERSHIP, L.P. AND GEORGE HALL (COLLECTIVELY, THE “PARTICIPANTS”) FROM THE SHAREHOLDERS OF JAKKS PACIFIC, INC. IN CONNECTION WITH THE PARTICIPANTS' INTENT TO TAKE CORPORATE ACTION BY WRITTEN CONSENT, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. WHEN COMPLETED, THE DEFINITIVE CONSENT STATEMENT AND FORM OF WRITTEN CONSENT WILL BE FURNISHED TO SOME OR ALL OF THE SHAREHOLDERS OF JAKKS PACIFIC, INC. AND WILL, ALONG WITH OTHER RELEVANT DOCUMENTS, BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE CONSENT SOLICITATION WILL PROVIDE COPIES OF THE DEFINITIVE CONSENT STATEMENT WITHOUT CHARGE UPON REQUEST.

PARTICIPANTS

Clinton Group, Inc. ("Clinton"), together with the entities below (collectively, the “Participants”), are anticipated to be, or may be deemed to be, participants in a solicitation of written consents from the shareholders of the Issuer.

The Participants include (i) Clinton Spotlight Master Fund, L.P. ("SPOT"), a Cayman Islands exempted limited partnership, (ii) Clinton Magnolia Master Fund, Ltd. ("Magnolia"), a Cayman Islands exempted company; (iii) Clinton Retail Opportunity Partnership, L.P. ("CROP"), a Delaware limited partnership; (iv) Clinton, a Delaware corporation, which serves as the investment manager to SPOT, Magnolia and CROP; and (v) George Hall ("Mr. Hall"), a United States citizen, who serves as President of Clinton.

The principal business of (i) SPOT, Magnolia and CROP is to invest in securities, (ii) Clinton is to provide investment management services to private individuals and institutions, and (iii) Mr. Hall is to serve as President of Clinton.

BENEFICIAL OWNERSHIP OF SHARES:

As of the close of business on March 13, 2012, the Participants beneficially own an aggregate of 630,723 shares of common stock, par value $0.001 per share, of the Issuer (the "Common Stock"), constituting approximately 2.4% of the shares of Common Stock outstanding, as follows: (i) SPOT may be deemed the beneficial owner (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”)) of 192,983 shares of Common Stock, or approximately 0.7% of the outstanding shares of Common Stock, (ii) Magnolia may be deemed the beneficial owner of 114,482 shares of Common Stock, or approximately 0.4% of the outstanding shares of Common Stock, (iii) CROP may be deemed the beneficial owner of 323,258 shares of Common Stock, or approximately 1.2% of the outstanding shares of Common Stock, (iv) Clinton may be deemed the beneficial owner of the 630,723 shares of Common Stock owned by SPOT, Magnolia and CROP, or approximately 2.4% of the outstanding shares of Common Stock, and (iv) Mr. Hall may be deemed the beneficial owner of the 630,723 shares of Common Stock owned by SPOT, Magnolia and CROP, or approximately 2.4% of the outstanding shares of Common Stock.  In addition, the Participants have sold call options on 300 shares of Common Stock and put options on 5,000 shares of Common Stock with an exercise date of March 17, 2012 and a strike price of $15.

The Participants may be deemed to have formed a "group," within the meaning of Section 13(d)(3) of the Exchange Act.  Collectively, the group may be deemed to have voting control over a combined shares of Common Stock, constituting approximately 2.4% of the outstanding shares of Common Stock.   The aggregate number and percentage of shares of Common Stock reported herein are based upon the 25,980,731 shares of Common Stock outstanding as of November 8, 2011, as reported in the Issuer's 10-Q filed with the Securities and Exchange Commission on November 9, 2011.

In addition to the above, employees of the Participants may assist in the solicitation of consents and will receive no additional consideration therefor and any persons nominated by the Participants for director of the Issuer pursuant to the Participants' consent solicitation will, when identified, constitute additional participants in the solicitation.